EXHIBIT 10.8(b)
AMENDMENT TO
THE SCOTTS MIRACLE-GRO COMPANY
DISCOUNTED STOCK PURCHASE PLAN
     WHEREAS, The Scotts Miracle-Gro Company, an Ohio corporation (the “Company”), maintains The Scotts Miracle-Gro Company Discounted Stock Purchase Plan (the “Plan”), as amended and restated effective January 26, 2006;
     WHEREAS, subject to certain limitations, Section 9.01 of the Plan provides that the Company’s Board of Directors (the “Board”) may amend the Plan at any time;
     WHEREAS, the Board desires to amend the Plan to make certain administrative changes thereto; and
     WHEREAS, the Board desires to amend the Plan to provide that, in addition to the Board, the Compensation and Organization Committee of the Board, to whom the Board has delegated responsibility for administering the Plan in the former’s capacity as the “Committee” as that term is defined in Section 2.00 of the Plan, has the authority to terminate, suspend or amend the Plan at any time, subject to the same limitations as currently apply to the Board under Section 9.01 of the Plan.
     NOW, THEREFORE, the Plan is hereby amended, effective as of November 6 2008, as follows:
1. The title of Section 6.03 of the Plan is hereby amended by deleting in its entirety the phrase “Delivery of Shares” and replacing such phrase with “Issuance and Transfer of Shares”.
2. Section 6.03[1] is hereby deleted and replaced in its entirety with the following:
     [1] At or as promptly as practicable after the end of each Offering Period, the Company will issue or transfer the shares of Stock purchased by a Participant during that Offering Period to the custodian for transfer into that Participant’s Custodial Account.
3. Subsections [2] through [3] of Section 7.02 are hereby deleted and replaced in their entirety with the following:
     [2] Shares of Stock held in Custodial Accounts that are to be distributed to a former Participant will be distributed [a] in one or more certificates for whole shares issued in the name of and delivered to the Participant or [b] pursuant to such other method(s) permitted by applicable laws, rules and regulations, as determined by the Committee in its sole discretion.
     [3] Custodial Accounts that are to be transferred to a broker-dealer or financial institution that maintains an account for the Participant will be transferred in one or more certificates for whole shares or by such other method(s) permitted by applicable laws, rules and regulations, as determined by the Committee in its sole discretion, and cash in lieu of fractional shares will be paid directly to the former Participant as determined under Section 7.02[1].

4.	Section 9.01 is hereby deleted and replaced in its entirety with the following:

9.01 Amendment, Modification, Termination of Plan. The Plan will automatically terminate after all available shares of Stock have been sold. Also, the Board or the Committee (provided that the Committee is comprised solely of members of the Board) may terminate, suspend or amend the Plan at any time without shareholder approval except to the extent that shareholder approval is required to satisfy applicable requirements imposed by [1] Rule 16b-3 under the Act, or any successor rule or regulation, [2] applicable requirements of the Code or [3] any securities exchange, market or other quotation system on or through which the Company’s securities are listed or traded. Also, no Plan amendment may [4] result in the loss of a Committee member’s status as a “non-employee director” as defined in Rule 16b-3 under the Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company, [5] cause the Plan to fail to meet requirements imposed by Rule 16b-3 under the Act or [6] without the consent of the affected Participant, adversely affect any Purchase Right issued before the amendment. However, nothing in this Section 9.01 will restrict the Committee’s right to exercise the discretion retained in Section 4.00.
5. The third sentence of Section 10.08 is hereby amended by adding the phrase “, if any,” after the phrase “Certificates for shares of Stock delivered under the Plan”.
6. Capitalized terms that are not defined in this Amendment have the same meanings as in the Plan.

THE SCOTTS MIRACLE-GRO COMPANY

By:	/s/ Denise S. Stump

Name:	Denise S. Stump
Title:	Executive Vice President, Global Human Resources

2